UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2012 (August 16, 2012)

Behringer Harvard Short-Term Opportunity Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

On August 16, 2012, Behringer Harvard 1221 Coit LP, a 90% owned subsidiary of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), sold a two-story office building containing approximately 125,030 rentable square feet (unaudited) located on approximately 7.3 acres of land (unaudited) in Plano, Texas (“1221 Coit Road”), a suburb of Dallas, Texas to an unaffiliated buyer, Carter Validas Properties, LLC. The contract sales price for 1221 Coit Road was $20.0 million. Proceeds from the sale of the asset, after closing costs, were used to fully satisfy the existing indebtedness associated with the property and paydown additional indebtedness of the Registrant.

On August 17, 2012, Behringer Harvard 250/290 John Carpenter LP, our wholly-owned subsidiary, sold a three-building office complex containing approximately 539,000 square feet, on approximately 15.3 acres of land located at 250/290 John Carpenter Freeway in Irving, Texas (“250/290 John Carpenter Freeway”) to an unaffiliated buyer, Fairways JC Central, LLC. The contract sales price for 250/290 John Carpenter Freeway was $22.8 million. Proceeds from the sale of the asset, after closing costs, were used to fully satisfy the existing indebtedness associated with the property and paydown additional indebtedness of the Registrant.

Item 9.01              Financial Statements and Exhibits.

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Behringer Harvard Short-Term Opportunity Fund I LP

Unaudited Pro Forma Consolidated Financial Information

On August 16, 2012, Behringer Harvard 1221 Coit LP, our 90% owned subsidiary, sold 1221 Coit Road for a contract sales price of $20.0 million, exclusive of closing costs. On August 17, 2012, Behringer Harvard 250/590 John Carpenter LP, our wholly-owned subsidiary, sold 250/290 John Carpenter Freeway for a contract sales price of $22.8 million, exclusive of closing costs. Proceeds from the sale of the assets, after closing costs, were used to fully satisfy the existing indebtedness associated with the respective properties and paydown additional indebtedness of the Registrant.

The following unaudited pro forma consolidated financial information gives effect to the disposition of 1221 Coit Road and 250/290 John Carpenter Freeway. In our opinion, all material adjustments necessary to reflect the effects of the above transactions have been made.

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Behringer Harvard Short-Term Opportunity Fund I LP

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2012

(in thousands, except unit amounts)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if we had disposed of 1221 Coit Road and 250/290 John Carpenter and repaid certain indebtedness as of June 30, 2012. This Pro Forma Consolidated Balance Sheet should be read in conjunction with our Pro Forma Consolidated Statement of Operations and our historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the six months ended June 30, 2012. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had we completed the above transaction on June 30, 2012, nor does it purport to represent our future financial position.

	June 30, 2012	Pro Forma
	as Reported	Adjustments		Pro Forma
	(a)	(b)		June 30, 2012

Assets
Real Estate
Land	$6,736	$(2,603)		$4,133
Buildings and improvements, net	40,048	(12,457)		27,591
Total real estate	46,784	(15,060)		31,724

Assets associated with real estate held for sale	9,309	(9,309	)(c)	-
Cash and cash equivalents	4,088	9,738		13,826
Restricted cash	733	-		733
Accounts receivable, net	3,598	(2,668)		930
Prepaid expenses and other assets	771	(10)		761
Furniture, fixtures and equipment, net	271	(3)		268
Deferred financing fees, net	461	(383)		78
Lease intangibles, net	698	(610)		88
Total assets	$66,713	$(18,305)		$48,408

Liabilities and Equity (deficit)
Liabilities
Notes payable	$52,084	$(18,393)		$33,691
Notes payable to related party	12,018	-		12,018
Accounts payable	340	-		340
Payables to related parties	4,206	-		4,206
Accrued liabilities	3,386	(915)		2,471
Obligations associated with real estate held for sale	12,430	(12,430	)(c)	-
Total liabilities	84,464	(31,738)		52,726

Commitments and contingencies

Equity (deficit)
Partners' capital (deficit)
Limited partners - 11,000,000 units authorized, 10,803,839 units issued and outstanding at June 30, 2012	(49,048)	13,989		(35,059)
General partners	38,437	-		38,437

Partners' capital (deficit)	(10,611)	13,989		3,378
Noncontrolling interest (deficit)	(7,140)	(556)		(7,696)
Total equity (deficit)	(17,751)	13,433		(4,318)
Total liabilities and equity (deficit)	$66,713	$(18,305)		$48,408

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

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Behringer Harvard Short-Term Opportunity Fund I LP

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2012

(in thousands, except per unit amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had disposed of 1221 Coit Road and 250/290 John Carpenter and repaid certain indebtedness as of January 1, 2011. This Pro Forma Consolidated Statement of Operations should be read in conjunction with our historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the six months ended June 30, 2012. The Pro Forma Consolidated Statement of Operations does not include nonrecurring items, which include the asset impairment charge and gain on troubled debt restructuring, is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2011 nor does it purport to represent our future operations.

	Six Months Ended June 30, 2012 as Reported	Prior Disposition Pro Forma Adjustments	Pro Forma Adjustments	Pro Forma Six Months Ended June 30,
	(a)	(b)	(c)(d)	2012

Revenues
Rental revenue	$1,482	$-	$(916)	$566
Hotel revenue	7,191	-	-	7,191
Total revenues	8,673	-	(916)	7,757

Expenses
Property operating expenses	6,522	(120)	(731)	5,671
Interest expense, net	2,151	(695)	(204)	1,252
Real estate taxes, net	666	(56)	(258)	352
Property and asset management fees	557	(84)	(122)	351
General and administrative	591	-	-	591
Depreciation and amortization	1,006	-	(496)	510
Total expenses	11,493	(955)	(1,811)	8,727

Interest income	51			51
Gain on troubled debt restructuring	7,228	(7,124)	(104)	-
Income (loss) from continuing operations before income taxes	$4,459	$(6,169)	$791	$(919)

Provision for income taxes	(68)	-	-	(68)
Income (loss) from continuing operations	$4,391	$(6,169)	$791	$(987)
Loss from discontinued operations	(1,316)	-	-	(1,316)
Net income (loss)	$3,075	$(6,169)	$791	$(2,303)

Noncontrolling interest in continuing operations	$(400)	$-	$-	$(400)
Noncontrolling interest in discontinued operations	(386)	-	(3)	(389)
Net loss attributable to noncontrolling interest	(786)	-	(3)	(789)

Net income (loss) attributable to the partnership	$3,861	$(6,169)	$794	$(1,514)

Weighted average limited partnership units outstanding:
Basic and diluted	10,804			10,804

Net income (loss) per limited partnership unit:
Basic and diluted	$0.36			$(0.14)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

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Behringer Harvard Short-Term Opportunity Fund I LP

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December, 31, 2011

(in thousands, except per unit amounts)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if we had disposed of 1221 Coit Road and 250/290 John Carpenter and repaid certain indebtedness as of January 1, 2011. This Pro Forma Consolidated Statement of Operations should be read in conjunction with our historical financial statements and notes thereto as filed in our annual report on Form 10-K for the year ended December 31, 2011. The Pro Forma Consolidated Statement of Operations does not include nonrecurring items, which include the asset impairment charge and gain on troubled debt restructuring, is unaudited and is not necessarily indicative of what the actual results of operations would have been had we completed the above transaction on January 1, 2011 nor does it purport to represent our future operations.

	Year Ended December 31, 2011 as Reported	Prior Disposition Pro Forma Adjustments	Pro Forma Adjustments	Pro Forma Year Ended December 31,
	(a)	(b)	(c)	2011

Revenues
Rental revenue	$4,487	$(1,214)	$(2,489)	$784
Hotel revenue	14,158	-	-	14,158
Real estate inventory sales	5,560	-	-	5,560
Total revenues	24,205	(1,214)	(2,489)	20,502

Expenses
Property operating expenses	14,603	(1,681)	(1,750)	11,172
Asset impairment loss	11,625	-	(10,213)	1,412
Inventory valuation adjustment	26,768	(26,257)	-	511
Interest expense, net	7,822	(4,076)	(840)	2,906
Real estate taxes, net	1,781	(491)	(728)	562
Property and asset management fees	1,414	(441)	(264)	709
General and administrative	896	-	-	896
Depreciation and amortization	4,030	(688)	(1,335)	2,007
Cost of real estate inventory sales	5,414	-	-	5,414
Total expenses	74,353	(33,634)	(15,130)	25,589

Interest income	183	-	-	183
Income (loss) from continuing operations before income taxes	$(49,965)	$32,420	$12,641	$(4,904)

Provision for income taxes	(112)	-	-	(112)
Income (loss) from continuing operations	(50,077)	32,420	12,641	(5,016)
Loss from discontinued operations	(80)	-	-	(80)
Net income (loss)	$(50,157)	$32,420	$12,641	$(5,096)

Noncontrolling interest in continuing operations	$1,985	$(955)	$(42)	$988
Noncontrolling interest in discontinued operations	31	-	-	31
Net (income) loss attributable to noncontrolling interest	2,016	(955)	(42)	1,019

Net income (loss) attributable to the partnership	$(48,141)	$31,465	$12,599	$(4,077)

Weighted average limited partnership units outstanding:
Basic and diluted	10,804			10,804

Loss per limited partnership unit:
Basic and diluted	$(4.45)			$(0.38)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

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Behringer Harvard Short-Term Opportunity Fund I LP

Unaudited Notes to Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet

a.	Reflects our historical balance sheet as of June 30, 2012.

b.	Reflects our disposition of 1221 Coit Road and 250/290 John Carpenter Freeway. Amounts represent the necessary adjustments to remove the assets and liabilities sold to the buyer as a result of the disposition.

c.	1221 Coit Road was classified as real estate held for sale as of June 30, 2012.

Unaudited Pro Forma Consolidated Statement of Operations for Six Months Ended June 30, 2012

a.	Reflects our historical operations for the six months ended June 30, 2012.

b.	Reflects the historical revenues and expenses of the 23-unit condominium property in Telluride, Colorado (“Cassidy Ridge”), including property management fees, asset management fees, depreciation and amortization associated with the property. The property was returned to the lender via a deed in lieu of foreclosure effective May 8, 2012.

c.	Reflects the historical revenues and expenses of 250/290 John Carpenter Freeway, including property management fees, asset management fees, depreciation and amortization associated with the property.

d.	1221 Coit Road was classified as real estate held for sale as of June 30, 2012 and therefore was not reflected in the June 30, 2012 presentation of continuing operations.

Unaudited Pro Forma Consolidated Statement of Operations for Year Ended December 31, 2011

a.	Reflects our historical operations for the year ended December 31, 2011.

b.	Reflects the historical revenues and expenses of Cassidy Ridge and 39 luxury high-rise condominiums and 1.4 acres of excess land located in Dallas, Texas (“Palomar Residences”) which was returned the lender via a deed in lieu of foreclosure on June 8, 2012, including property management fees, asset management fees, depreciation and amortization associated with the properties.

c.	Reflects the historical revenues and expenses of 1221 Coit Road and 250/290 John Carpenter Freeway, including property management fees, asset management fees, depreciation and amortization associated with the property.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Behringer Harvard Short-Term OPPORTUNITY Fund I LP

By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: August 22, 2012	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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